Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of MedAssets, Inc. of our report dated March 5, 2008 relating to the financial statements of Accuro LLC, which appears in the Current Report on Form 8-K/A of MedAssets, Inc. dated August 13, 2008.



/s/ PricewaterhouseCoopers LLP
Dallas, Texas
December 29, 2008